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                        [COOLEY GODWARD LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

March 15, 2000

ImproveNet, Inc.
720 Bay Road, Suite 200
Redwood City, CA 94063-2469

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Improvenet, Inc., a Delaware corporation (the "Company"), of a an abbreviated registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on March 15, 2000, covering the underwritten public offering of an additional five hundred twenty-nine thousand (529,000) shares of the Company's Common Stock with a par value of $0.001 (the "Shares") (including 69,000 shares of Common Stock for which the underwriters will be granted an over-allotment option). All of the Shares are to be sold by the Company as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD LLP

By: /s/    Mark P. Tanoury
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           Mark P. Tanoury